Exhibit 5.1

[Letterhead of Sutherland, Asbill & Brennan LLP]

April 14, 2010

UTEK Corporation

2109 Palm Avenue

Tampa, Florida 33065

Re: Registration Statement on Form S-3 (File No. 333-165859)

Ladies and Gentlemen:

We have acted as counsel to UTEK Corporation, a Delaware corporation (the “Company”), in connection with the offering by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of up to $20,000,000 in the aggregate of the following securities:

(i)	shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock issuable upon exercise of the Warrants (as such term is defined below);

(ii)	shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, the “Shares”); and

(iii)	warrants to purchase shares of Common Stock (the “Warrants” and, together with the Common Stock and Preferred Stock, the “Securities”).

Such offering will be made pursuant to a registration statement on Form S-3 (File No. 333-165859) filed under the Securities Act (the “Registration Statement”).

The Warrants will be issued under warrant agreements (the “Warrant Agreements”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and the purchasers of thereof or a warrant agent therefor.

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies of the following:

(i)	The Certificate of Incorporation, as amended, of the Company, certified as of the date hereof by an officer of the Company (the “Certificate of Incorporation”);

(ii)	The Bylaws, as amended, of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)	A Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date (the “Certificate of Good Standing”); and

(iv)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization, execution and delivery of the Warrant Agreements, and (c) the authorization, issuance, offer and sale of the Securities pursuant to the Registration Statement and, in the case of the Warrants, the Warrant Agreements, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

UTEK Corporation

April 14, 2010

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed (i) without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company and (ii) that the Warrant Agreements will be governed by the laws of the State of New York.

As to certain matters of fact relevant to this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements relied upon.

This opinion letter is limited to the effect of the Delaware General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) (the “DGCL”) and as to the Warrants constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of the Sate of Delaware or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

(1) Assuming that (i) the issuance, offer and sale of the Shares from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to the price and amount of the Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the DGCL, the Company’s Certificate of Incorporation and Bylaws, and the Resolutions, (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) upon issuance of the Shares, the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, issued and outstanding does not exceed the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, that the Company is then authorized to issue under the Certificate of Incorporation, (iv) the Certificate of Good Standing remains accurate, (v) the Registration Statement has become effective under the Securities Act and remains effective at the time of any offer or sale of the Shares, and (vi) in the case of shares of Common Stock issuable upon the exercise of Warrants, the assumptions stated in paragraph numbered (2) below are true and correct, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

(2) Assuming that (i) the Warrant Agreements relating to the Warrants have been duly authorized, executed and delivered, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (2), (ii) the issuance, offer and sale of Warrants from time to time and the final terms and conditions of the Warrants to be so issued, offered and sold, including those relating to price and amount of Warrants to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Company’s Certificate of Incorporation and Bylaws, (b) are consistent with the terms thereof in the applicable Warrant Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iii) the Warrants have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Warrant Agreement, and (b) delivered to, and the agreed consideration therefore has been fully paid at the time of such delivery by, the purchasers thereof as anticipated by the Registration Statement, and (iv) the Registration Statement has become effective under the Securities Act and remains effective at the time of any offer or sale of the Warrants, the Warrants will constitute valid and legally binding obligations of the Company.

UTEK Corporation

April 14, 2010

The opinion set forth in the preceding paragraph is subject, as to enforcement, to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally, and (ii) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether enforceability is considered in a proceeding in equity or at law.

This opinion letter is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. Our opinions and other statements expressed herein are as of the date hereof, and we have no obligation to update this opinion letter or to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Warrants Act.

Very truly yours, Sutherland Asbill & Brennan LLP

/s/ Harry S. Pangas
Harry S. Pangas, a partner